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                                                                   EXHIBIT 21.01

                                 SUBSIDIARIES OF
                     OCEANEERING INTERNATIONAL, INC. ("OII")



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                                                     Percentage of Ownership            Jurisdiction
                                                           by Oceaneering                    of
Subsidiary                                              International, Inc.             Organization
----------                                           -----------------------            ------------
Consolidated Launcher Technology, Inc.                        100%                       Virginia
Eastport International, Inc.                                  100%                       Delaware
Gulf Coast International Inspection, Inc.                     100%                       Louisiana
Ian Murray Engineering Ltd.                                   100%                       Scotland
Marine Production Systems do Brasil                           100%                       Brazil
Marine Production Systems Ltd.                                100%                       Delaware
Marine Production Systems Servicos, Ltda.                     100%                       Brazil
Multiflex, Inc.                                               100%                       Texas
Multiflex Limited                                             100%                       Scotland
Ocean Systems Engineering, Inc.                               100%                       Texas
Ocean Systems Engineering Limited                             100%                       England
Oceaneering Arabia Ltd.                                        50%                       Saudi Arabia
Oceaneering AS                                                100%                       Norway
Oceaneering Australia Pty. Limited                            100%                       Australia
Oceaneering FSC, Inc.                                         100%                       Barbados
Oceaneering International AG                                  100%                       Switzerland
Oceaneering International (M) Sdn. Bhd.                       100%                       Malaysia
Oceaneering International Pte Ltd                             100%                       Singapore
Oceaneering International, S.A. de C.V.                       100%                       Mexico
Oceaneering International Services Limited                    100%                       England
Oceaneering International (Sharjah) Limited                   100%                       Sharjah
Oceaneering Limited                                           100%                       Canada
Oceaneering Services (Nigeria) Limited                        100%                       Nigeria
Oceaneering Space Systems, Inc.                               100%                       Delaware
Oceaneering Survey, Inc.                                      100%                       Delaware
Oceaneering Technologies, Inc.                                100%                       Delaware
Oceaneering Underwater GmbH                                   100%                       Switzerland
Oceanteam UK Limited                                          100%                       Scotland
Oil Industry Engineering, Inc.                                100%                       Texas
P. T. Calmarine                                                50%                       Indonesia
Pro-Dive Oceaneering Co.                                       49%                       Canada
RTM-Argus AS                                                   50%                       Norway
Smit Oceaneering Cable Systems, L.L.C.                         50%                       Delaware
Solus Emirates                                                100%                       U.A.E.
Solus Ocean Systems, Inc.                                     100%                       Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.                         49%                       Malaysia
Solus Schall Limited                                          100%                       England
Solus Schall (Nigeria) Limited                                 50%                       Nigeria
Specialty Wire and Cable Company, Inc.                        100%                       Texas
Steadfast Oceaneering, Inc.                                   100%                       Virginia
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